Exhibit 99.1
February 28, 2014
BroadSoft Reports Fourth Quarter and Full Year 2013 Financial Results
GAITHERSBURG , MD, February 28, 2014 - BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2013.
Financial Highlights for the Fourth Quarter of 2013

•	Total revenue increased 13% year-over-year to $52.0 million

•	GAAP gross profit equaled 78% of total revenue; non-GAAP gross profit equaled 83% of total revenue

•	GAAP income from operations totaled $1.7 million or 3% of revenue; non-GAAP income from operations totaled $13.9 million or 27% of revenue

•	GAAP diluted EPS equaled $0.02 per common share; non-GAAP diluted EPS equaled $0.45 per common share
Results for the three months ended December 31, 2013
Total revenue rose to $52.0 million in the fourth quarter of 2013, an increase of 13% compared to $45.8 million in the fourth quarter of 2012.
Net income for the fourth quarter of 2013 was $0.5 million, or $0.02 per diluted common share, compared to net income of $4.9 million, or $0.17 per diluted common share in the fourth quarter of 2012.
On a non-GAAP basis, net income in the fourth quarter of 2013 was $13.3 million, or $0.45 per diluted common share, compared to non-GAAP net income of $13.4 million, or $0.47 per diluted common share, in the fourth quarter of 2012. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Results for the twelve months ended December 31, 2013
For the full year, total revenue was $178.5 million, an increase of 8% compared to $164.8 million in 2012.
Net loss for the full year of 2013 was $8.9 million, or $0.32 per basic and diluted common share, compared to net income of $12.1 million, or $0.43 per diluted common share, in 2012.
On a non-GAAP basis, net income for the full year of 2013 was $36.0 million or $1.22 per diluted common share, compared to non-GAAP net income of $40.9 million, or $1.44 per diluted common share, in 2012.
Management Commentary
“Our product strategy with mobile and converged operators was reinforced earlier this week during our very productive time at Mobile World Congress in Barcelona, Spain,” said Michael Tessler, president and chief executive officer, BroadSoft. “Mobile operators clearly recognize their route to increased revenue per user is through offering innovative unified communications services to their highly-valued business customers.  As the only provider with a comprehensive business telephony application server solution, we believe we are strongly positioned to enable them to meet this objective. This is validated by our growing list of VoLTE and fixed-mobile contract wins with service providers. In 2014, we will continue to innovate in the areas of mobility and cloud-delivery, which we believe are key foundations for our long-term growth.”

“We finished 2013 on a strong note driven by growth in our hosted business,” said Jim Tholen, chief financial officer, BroadSoft. “We’re particularly pleased with our billings performance in the quarter.  We achieved a record $72 million in fourth quarter billings, up 36% from the year-ago period.  We believe this is a reflection of the strong business trends in the hosted communications market and that we remain well-positioned for growth in 2014.”
Guidance
For the first quarter of 2014, BroadSoft anticipates revenue of $42 to $46 million. The Company also expects to achieve earnings on a non-GAAP basis of $0.01 to $0.12 per diluted common share.  For the full year 2014, BroadSoft expects revenue of $206 to $212 million. The Company anticipates full year 2014 earnings on a non-GAAP basis of $1.26 to $1.46 per diluted common share.

Conference Call
BroadSoft will discuss its fourth quarter and full year 2013 results and its business outlook today via teleconference at 8:30 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm . To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.
BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP financial measures:
Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company’s convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods.
Non-GAAP gross profit, license gross profit, subscription and maintenance support gross profit, and professional services and other gross profit. BroadSoft defines non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross profit between license, subscription and maintenance support and professional services and other, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross profit.
Non-GAAP license cost of revenue, subscription and maintenance support cost of revenue, and professional services and other cost of revenue. BroadSoft defines non-GAAP cost of revenue as cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s cost of revenue over multiple periods. Where BroadSoft provides further breakdown of non-GAAP cost of revenue between license, subscription and maintenance support and professional services and other, the Company subtracts the stock-based compensation expense and amortization expense, as applicable, to the related cost of revenue.
Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.
Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.
With respect to our expectations under “Guidance” above, and regarding certain of the projections discussed on this morning’s teleconference, reconciliation of both non-GAAP earnings per share guidance, and of projections regarding non-GAAP cost of sales and non-GAAP operating expenses in the first quarter of 2014, to the closest corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks ® and on its service provider customers to sell services using its applications; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that the Company infringes the intellectual property rights of others; the Company’s ability to integrate and achieve the expected benefits from its recent acquisitions, including finocom AG, Hosted IP Communications (Europe) Limited and Adaption Technologies; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of the Company’s Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, and in the Company’s other filings with the SEC. All information in this release is as of February 28, 2014. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.
About BroadSoft
BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company’s core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.
Financial Statements
The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2013, including all financial statements contained therein and the footnotes thereto, as filed with the SEC on February 28, 2014. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information
For further information contact:
Investor Relations:
John Kiang, CFA
+1-240-720-0625
jkiang@broadsoft.com
Industry Analyst / Media Relations:
Brian Lustig
+1-301-775-6203
brian@lustigcommunications.com
BSFT-F

BroadSoft, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$69,866	$90,545
Short-term investments	93,664	73,075
Accounts receivable, net of allowance for doubtful accounts of $128 and $139 at December 31, 2013 and December 31, 2012, respectively	66,595	48,980
Deferred tax assets, current	4,559	3,732
Other current assets	12,597	10,796
Total current assets	247,281	227,128
Long-term assets:
Property and equipment, net	10,110	7,361
Long-term investments	23,340	30,102
Restricted cash	581	584
Intangible assets, net	20,390	11,247
Goodwill	65,192	37,529
Deferred tax assets	16,482	629
Other long-term assets	8,121	12,326
Total long-term assets	144,216	99,778
Total assets	$391,497	$326,906
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$14,957	$15,686
Notes payable and bank loans, current portion	—	555
Deferred revenue, current portion	71,258	49,368
Total current liabilities	86,215	65,609
Convertible senior notes	91,549	86,451
Notes payable and bank loans	—	414
Deferred revenue	6,404	11,781
Deferred tax liabilities	3,506	—
Other long-term liabilities	3,312	1,416
Total liabilities	190,986	165,671
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at December 31, 2013 and December 31, 2012; no shares issued and outstanding at December 31, 2013 and December 31, 2012	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at December 31, 2013 and December 31, 2012; 28,305,143 and 27,913,471 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	283	279
Additional paid-in capital	254,736	208,073
Accumulated other comprehensive loss	(1,525)	(3,008)
Accumulated deficit	(52,983)	(44,109)
Total stockholders’ equity	200,511	161,235
Total liabilities and stockholders’ equity	$391,497	$326,906

BroadSoft, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue:
License software	$27,349	$24,430	$94,408	$89,750
Subscription and maintenance support	20,172	16,707	69,357	58,249
Professional services and other	4,438	4,672	14,728	16,843
Total revenue	51,959	45,809	178,493	164,842
Cost of revenue:
License software	2,405	1,739	9,241	8,643
Subscription and maintenance support	6,353	4,319	21,368	14,831
Professional services and other	2,550	2,310	10,771	9,012
Total cost of revenue	11,308	8,368	41,380	32,486
Gross profit	40,651	37,441	137,113	132,356
Operating expenses:
Sales and marketing	17,792	13,835	62,174	47,911
Research and development	12,535	9,695	49,696	36,178
General and administrative	8,604	5,468	32,580	22,863
Total operating expenses	38,931	28,998	144,450	106,952
(Loss) income from operations	1,720	8,443	(7,337)	25,404
Other expense (income):
Interest income	(111)	(108)	(454)	(455)
Interest expense	1,868	1,769	7,400	6,925
Total other expense, net	1,757	1,661	6,946	6,470
(Loss) income before income taxes	(37)	6,782	(14,283)	18,934
(Benefit from) provision for income taxes	(549)	1,903	(5,409)	6,858
Net (loss) income	$512	$4,879	$(8,874)	$12,076
Net (loss) income per common share:
Basic	$0.02	$0.18	$(0.32)	$0.44
Diluted	$0.02	$0.17	$(0.32)	$0.43
Weighted average common shares outstanding:
Basic	28,272	27,861	28,116	27,581
Diluted	29,500	28,515	28,116	28,353
Stock-based compensation expense included above:
Cost of revenue	$1,305	$555	$4,861	$1,831
Sales and marketing	3,932	1,764	14,336	5,609
Research and development	3,367	1,558	13,225	4,498
General and administrative	2,358	847	9,262	3,084

BroadSoft, Inc.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY
(in thousands)

	Year ended December 31,
	2013	2012	2011
	(Unaudited)
Cash provided by (used in):
Operating activities	$31,934	$30,019	$28,514
Investing activities	(57,406)	(34,153)	(99,136)
Financing activities	4,831	458	117,492

BroadSoft, Inc.
BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012	2011
	(in thousands)		(in thousands)
Beginning of period deferred revenue balance	$57,686	$54,041	$61,149	$57,136	$59,264
End of period deferred revenue balance	77,662	61,149	77,662	61,149	57,136
Increase (decrease) in deferred revenue	19,976	7,108	16,513	4,013	(2,128)
Revenue	51,959	45,809	178,493	164,842	138,064
Revenue plus net change in deferred revenue	71,935	52,917	195,006	168,855	135,936

BroadSoft, Inc.
SOFTWARE BILLINGS
(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012	2011
	(in thousands)		(in thousands)
Beginning of period deferred license software revenue balance	$14,515	$18,447	$18,375	$20,608	$25,628
End of period deferred license software revenue balance	20,149	18,375	20,149	18,375	20,608
Increase/(decrease) in deferred license software revenue	5,634	(72)	1,774	(2,233)	(5,020)
License software revenue	27,349	24,430	94,408	89,750	77,289
License software revenue plus net change in deferred license software revenue	$32,983	$24,358	$96,182	$87,517	$72,269

BroadSoft, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2013	2012	2013	2013	2012
	(in thousands)
Non-GAAP cost of revenue:
GAAP license cost of revenue	$2,405	$1,739	$2,257	$9,241	$8,643
(percent of related revenue)	9%	7%	10%	10%	10%
Less:
Stock-based compensation expense	266	124	279	1,098	553
Amortization of acquired intangible assets	228	244	207	856	938
Non-GAAP license cost of revenue	$1,911	$1,371	$1,771	$7,287	$7,152
(percent of related revenue)	7%	6%	8%	8%	8%

GAAP subscription and maintenance support cost of revenue	$6,353	$4,319	$5,622	$21,368	$14,831
(percent of related revenue)	31%	26%	32%	31%	25%
Less:
Stock-based compensation expense	748	316	316	2,663	839
Amortization of acquired intangible assets	1,006	570	570	3,023	1,722
Non-GAAP subscription and maintenance support cost of revenue	$4,599	$3,433	$4,736	$15,682	$12,270
(percent of related revenue)	23%	21%	27%	23%	21%

GAAP professional services and other cost of revenue	$2,550	$2,310	$2,656	$10,771	$9,012
(percent of related revenue)	57%	49%	72%	73%	54%
Less:
Stock-based compensation expense	291	115	294	1,100	439
Non-GAAP professional services and other cost of revenue	$2,259	$2,195	$2,362	$9,671	$8,573
(percent of related revenue)	51%	47%	64%	66%	51%

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2013	2012	2013	2013	2012
	(in thousands)
Non-GAAP gross profit:
GAAP gross profit	$40,651	$37,441	$32,365	$137,113	$132,356
(percent of total revenue)	78%	82%	75%	77%	80%
Plus:
Stock-based compensation expense	1,305	555	1,290	4,861	1,831
Amortization of acquired intangible assets	1,234	814	1,049	3,879	2,660
Non-GAAP gross profit	$43,190	$38,810	$34,704	$145,853	$136,847
(percent of total revenue)	83%	85%	81%	82%	83%

GAAP license gross profit	$24,944	$22,691	$19,261	$85,167	$81,107
(percent of related revenue)	91%	93%	90%	90%	90%
Plus:
Stock-based compensation expense	266	124	279	1,098	553
Amortization of acquired intangible assets	228	244	207	856	938
Non-GAAP license gross profit	$25,438	$23,059	$19,747	$87,121	$82,598
(percent of related revenue)	93%	94%	92%	92%	92%

GAAP subscription and maintenance support gross profit	$13,819	$12,388	$12,072	$47,989	$43,418
(percent of related revenue)	69%	74%	68%	69%	75%
Plus:
Stock-based compensation expense	748	316	717	2,663	839
Amortization of acquired intangible assets	1,006	570	842	3,023	1,722
Non-GAAP subscription and maintenance support gross profit	$15,573	$13,274	$13,631	$53,675	$45,979
(percent of related revenue)	77%	79%	77%	77%	79%

GAAP professional services and other gross profit	$1,888	$2,362	$1,032	$3,957	$7,831
(percent of related revenue)	43%	51%	28%	27%	46%
Plus:
Stock-based compensation expense	291	115	294	1,100	439
Non-GAAP professional services and other gross profit	$2,179	$2,477	$1,326	$5,057	$8,270
(percent of related revenue)	49%	53%	36%	34%	49%

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2013	2012	2013	2013	2012
	(in thousands)
Non-GAAP income from operations:
GAAP income from operations	$1,720	$8,443	$(2,989)	$(7,337)	$25,404
(percent of total revenue)	3%	18%	(7)%	(4)%	15%
Plus:
Stock-based compensation expense	10,962	4,724	10,965	41,684	15,022
Amortization of acquired intangible assets	1,234	814	1,049	3,879	2,660
Non-GAAP income from operations	$13,916	$13,981	$9,025	$38,226	$43,086
(percent of total revenue)	27%	31%	21%	21%	26%

GAAP operating expense	$38,931	$28,998	$35,354	$144,450	$106,952
(percent of total revenue)	75%	63%	82%	81%	65%
Less:
Stock-based compensation expense	9,657	4,169	9,675	36,823	13,191
Non-GAAP operating expense	$29,274	$24,829	$25,679	$107,627	$93,761
(percent of total revenue)	56%	54%	60%	60%	57%

GAAP sales and marketing expense	$17,792	$13,835	$15,117	$62,174	$47,911
(percent of total revenue)	34%	30%	35%	35%	29%
Less:
Stock-based compensation expense	3,932	1,764	3,847	14,336	5,609
Non-GAAP sales and marketing expense	$13,860	$12,071	$11,270	$47,838	$42,302
(percent of total revenue)	27%	26%	26%	27%	26%

GAAP research and development expense	$12,535	$9,695	$11,858	$49,696	$36,178
(percent of total revenue)	24%	21%	28%	28%	22%
Less:
Stock-based compensation expense	3,367	1,558	3,371	13,225	4,498
Non-GAAP research and development expense	$9,168	$8,137	$8,487	$36,471	$31,680
(percent of total revenue)	18%	18%	20%	20%	19%

GAAP general and administrative expense	$8,604	$5,468	$8,379	$32,580	$22,863
(percent of total revenue)	17%	12%	20%	18%	14%
Less:
Stock-based compensation expense	2,358	847	2,457	9,262	3,084
Non-GAAP general and administrative expense	$6,246	$4,621	$5,922	$23,318	$19,779
(percent of total revenue)	12%	10%	14%	13%	12%

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2013	2012	2013	2013	2012
	(in thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net income	$512	$4,879	$(4,054)	$(8,874)	$12,076
(percent of total revenue)	1%	11%	23%	(5)%	7%
Adjusted for:
Stock-based compensation expense	10,962	4,724	10,965	41,684	15,022
Amortization of acquired intangible assets	1,234	814	1,049	3,879	2,660
Non-cash interest expense on our notes	1,416	1,319	1,382	5,504	5,120
Non-cash tax provision (benefit)	(821)	1,630	(921)	(6,145)	6,023
Non-GAAP net income	$13,303	$13,366	$8,421	$36,048	$40,901
(percent of total revenue)	26%	29%	18%	20%	25%

GAAP net income per basic common share	$0.02	$0.18	$(0.14)	$(0.32)	$0.44
Adjusted for:
Stock-based compensation expense	0.39	0.17	0.39	1.48	0.54
Amortization of acquired intangible assets	0.04	0.03	0.04	0.14	0.10
Non-cash interest expense on our notes	0.05	0.04	0.05	0.19	0.18
Non-cash tax provision (benefit)	(0.03)	0.06	(0.03)	(0.22)	0.22
Non-GAAP net income per basic common share	$0.47	$0.48	$0.31	$1.27	$1.48

GAAP net income per diluted common share	$0.02	$0.17	$(0.14)	$(0.32)	$0.43
Adjusted for:
Stock-based compensation expense	0.37	0.16	0.37	1.43	0.53
Amortization of acquired intangible assets	0.04	0.03	0.04	0.13	0.09
Non-cash interest expense on our notes	0.05	0.05	0.05	0.19	0.18
Non-cash tax provision (benefit)	(0.03)	0.06	(0.03)	(0.21)	0.21
Non-GAAP net income per diluted common share *	$0.45	$0.47	$0.29	$1.22	$1.44

* For the full year ended December 31, 2013 and the three months ended September 30, 2013, the non-GAAP net income per diluted common share calculation included the dilutive effect of stock-based awards on the weighted average diluted common shares outstanding (such stock-based awards were not reflected in the corresponding GAAP diluted share calculations, as their effect would have been anti-dilutive as a result of the net losses for this periods). Total diluted weighted average common shares outstanding used for calculating non-GAAP net income per diluted common share were 29,060 thousand for the year ended December 31, 2013 and were     29,242 thousand for the three months ended September 30, 2013.